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                                    EXHIBIT 10.30


                          DEED OF TRUST, SECURITY AGREEMENT
                               AND FINANCING STATEMENT


THE STATE OF TEXAS   Section
                     Section   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF CHAMBERS   Section

    THAT THE UNDERSIGNED, MOBLEY COMPANY, INC., a Texas corporation whose address is 4415 E. Greenwood, Baytown, Texas 77520 (hereinafter called "Grantor"), for and in consideration of the indebtedness hereinafter described, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey, in trust, unto CHRISTOPHER T. KLIMKO of Dallas County, Texas whose address is 1717 MAIN STREET, BANK ONE CENTER, DALLAS, TEXAS 75201, as Trustee and all substitute trustees hereunder (all of whom are hereinafter called "Trustee"), and unto his or their successors and assigns, forever, all and singular the property hereinafter described, situated in the County of Chambers and State of Texas, to wit:

    ALL THOSE CERTAIN LOTS OR PARCELS OF LAND IN CHAMBERS COUNTY, TEXAS MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF FOR ALL PURPOSES,

together with (a) all rights, titles, interests, estates, reversions and remainders owned and to be owned by Grantor in and to the above described premises and in and to the properties covered hereby and all lands owned or to be owned by Grantor next or adjacent to any land herein described or herein mentioned; (b) all buildings and improvements now or hereafter located on the lands described or mentioned; (c) all rights, titles and interests now owned or hereafter acquired by Grantor in and to all easements, streets and rights-of-way of every kind and nature adjoining the said lands, and all public or private utility connections thereto, and all appurtenances, servitudes, rights, ways, privileges and prescriptions thereunto; (d) the escrowed sums described in paragraph (5) hereof, all goods, equipment, fixtures, inventory, machinery, furniture, furnishings and other personal property that is now owned or hereafter acquired by Grantor and now or hereafter affixed to, or located on, the above described real estate and used or usable for any present or future operation of any building or buildings now or hereafter located on said lands, including without limitation, all rights, titles and interests of Grantor in and to any such personal property that may be subject to any title retention or security agreement superior in lien or security interest to the lien or security interest of this Deed of Trust; (e) all permits, licenses, franchises, certificates, utility commitments and/or reservations, wastewater capacity reservations and other rights and privileges obtained in connection with the property described herein; (f) all rights, titles and interests of Grantor in and to all timber to be cut, or crops to be harvested, from the real estate covered hereby and all minerals in, under, and upon,


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produced and to be produced from said real estate; and without limitation of the foregoing, any and all rights, rents, revenues, benefits, leases, contracts, accounts, general intangibles, money, instruments, documents, tenements, hereditaments and appurtenances now or hereafter owned by Grantor and appertaining to, generated from, arising out of or belonging to the above-described properties or any part thereof (all of the aforesaid being hereinafter sometimes called the "Mortgaged Property").

    TO HAVE AND TO HOLD the Mortgaged Property unto Trustee and his assigns, forever, and Grantor does hereby bind Grantor, its successors and assigns, to warrant and forever defend the Mortgaged Property unto Trustee, his successors and assigns, forever, against the claim or claims of all persons whomsoever claiming or to claim the same, or any part thereof.

    This conveyance is made in trust, however, to secure and enforce (i) the payment of all amounts that may be owing by MOBLEY ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower") to BANK ONE, TEXAS, N.A., a national banking association with offices at 910 Travis Street, Houston, Texas 7002 ("Beneficiary") pursuant to (a) that certain Letter Loan Agreement dated June 2, 1995 between Borrower and Beneficiary (the "Letter Loan Agreement") including, without limitation, all amounts owing pursuant to that certain $4,000,000.00 Revolving Line of Credit Promissory Note dated June 2, 1995 and that certain $2,500,000.00 Advancing Line of Credit Promissory Note also dated June 2, 1995, both of which notes have a maturity date of June 2, 1997 (collectively, the "Notes") and (b) that certain Master Lease Agreement dated February 9, 1996 between Banc One Leasing Corporation, as lessor ("Original Lessor"), and Borrower, as lessee, pursuant to which equipment was to be leased from time to time by the attachment thereto of one or more lease schedules (such lease agreement, together with all lease schedules attached thereto herein called the "Master Lease Agreement"), including specifically that certain lease schedule no. 1000049223 between Borrower and the Original Lessor, pursuant to which certain motor vehicles and equipment having a total cost of $699,860.35 were leased, on a financing lease basis, by the Original Lessor to Borrower, such lease term expiring on February 15, 2001 ("Lease Schedule No. 49223") and that certain lease schedule no. 1000049649 between Borrower and the Original Lessor pursuant to which certain equipment having a total cost of $1,800,515.65 was leased, on a financing lease basis, by the Original Lessor to Borrower, such lease term expiring on March 15, 2003 ("Lease Schedule No. 49649"); Lease Schedule No. 49223 having been assigned by the Original Lessor to Banc One Texas Leasing Corporation pursuant to an Assignment and Bill of Sale dated February 15, 1995 and Lease Schedule No. 49649 having been assigned by the Original Lessor to Banc One Texas Leasing Corporation pursuant to an Assignment and Bill of Sale dated March 15, 1996; Lease Schedule No. 49223 and Lease Schedule
No. 49649 having been further assigned by Banc One Texas Leasing Corporation to Beneficiary pursuant to an Assignment and Bill of Sale dated January 10, 1997,
(ii) the payment of all amounts that may be owing by Grantor to Beneficiary pursuant to (a) that certain Unlimited Guaranty dated June 2, 1995 guaranteeing payment of the Notes (the "Note Guaranty"), such Notes providing in part, that if certain defaults occur, the unpaid principal thereof and all accrued unpaid interest may be declared due and payable, at the holder's option, prior to the stated maturity thereof, and providing further for the payment of attorney's fees and other expenses of collection under


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certain circumstances, (b) that certain Corporate Guaranty dated February 9,
1996 guaranteeing payment of Lease Schedule No. 49223 and all amounts owing under the Master Lease Agreement (the "49223 Guaranty"), and (c) that certain Corporate Guaranty dated March 8, 1996 guaranteeing payment of Lease Schedule No. 49649 and all amounts owing under the Master Lease Agreement (the "49649 Guaranty"; the Note Guaranty, the 49223 Guaranty and the 49649 Guaranty collectively herein called the "Guaranty") and (iii) the performance of all covenants and agreements of Grantor herein.

    This Deed of Trust, Security Agreement and Assignment of Rents (herein called "Deed of Trust") shall secure, in addition to the Letter Loan Agreement, Master Lease Agreement, Notes and Guaranty, all funds hereafter advanced by Beneficiary to or for the benefit of Grantor, as contemplated by any covenant or provision herein contained or for any other purpose, and all other indebtedness, of whatever kind or character, owing or which may hereafter become owing by Grantor to Beneficiary, whether such indebtedness is direct or indirect, primary or secondary, fixed or contingent or arises out of or is evidenced by note, deed of trust, open account, overdraft, endorsement, surety agreement, guaranty, or otherwise, it being contemplated that Grantor may hereafter become indebted to Beneficiary in further sum or sums (all of the aforesaid, including all amounts payable under the Letter Loan Agreement, Master Lease Agreement, Notes and Guaranty being hereinafter sometimes called the "Indebtedness"). Said indebtedness shall be payable at the above stated address of Beneficiary or at such other place as Beneficiary may hereafter direct in writing; and, unless otherwise provided herein or in the instrument evidencing the Indebtedness, shall bear interest at the same rate per annum as the Notes bear, from date of accrual of the Indebtedness until paid. In addition, any and all attorney's fees and expenses of collection payable under the terms of the Letter Loan Agreement, Master Lease Agreement, Notes and/or Guaranty shall be and constitute a part of the Indebtedness secured hereby. This Deed of Trust shall also secure all renewals, rearrangements, extensions and enlargements of any of the Indebtedness.

    In order to better secure payment of the Indebtedness, and to secure performance of Grantor'S covenants and agreements set forth herein, Grantor hereby covenants and agrees with Beneficiary and with Trustee and represents and warrants to Beneficiary and Trustee as follows:

    1. PAYMENT OF INDEBTEDNESS. Grantor shall pay all of the Indebtedness, together with the interest and other appurtenant charges thereon, when the same shall become due, in accordance with the terms of the Letter Loan Agreement, Master Lease Agreement, Notes and Guaranty and all other instruments evidencing the Indebtedness or evidencing any renewals, rearrangements, extensions or enlargements of the same, or any part thereof.

    2. TITLE OF GRANTOR; LEGAL EXISTENCE; COMPLIANCE WITH LAWS. Grantor represents and warrants that it has good and indefeasible title in fee simple to the above described land and the improvements thereon subject only to permitted encumbrances of record, that the Mortgaged Property is free from encumbrance superior to the liens and security interests hereby created, unless otherwise herein provided, and that Grantor has full right and authority to make this conveyance. Grantor agrees to maintain and preserve its legal existence and all related rights,


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franchises and privileges.  Grantor shall at all times comply with and perform all obligations under any applicable laws, statutes, regulations or ordinances relating to the Mortgaged Property and Grantor's use and operation thereof. To the best of Grantor's knowledge, the Mortgaged Property has never been used as a toxic or hazardous waste or substance disposal site, nor are any toxic or hazardous wastes or substances disposed of, stored on, or contained in the Mortgaged Property in any way which could subject Grantor, Beneficiary, or any subsequent lienholder of the Mortgaged Property to liability or damages under any applicable laws pertaining to health or the environment. Grantor will defend, at its own cost and expense, indemnify and hold Beneficiary harmless from and against, any action, proceeding, claim, liability or damages arising from, in connection with, or in any way affecting or related to, the Mortgaged Property or any breach, default or noncompliance with any legal requirement (including, without limitation, any applicable laws pertaining to health or the environment), and all costs and expenses incurred by Beneficiary in protecting its interests hereunder or defending itself in such an event (including all court costs and attorneys' fees) shall be borne by Grantor.

    3.   INSURANCE.  [Intentionally Omitted.]

    4. TAXES AND ASSESSMENTS. Grantor shall pay all taxes and assessments against the Mortgaged Property including, without limitation, all taxes in lieu of ad valorem taxes, as the same become due and payable. Grantor shall provide Beneficiary with copies of paid tax receipts or other satisfactory evidence showing that all taxes and assessments against the Mortgaged Property have been paid in full at least fifteen (15) days prior to the date such taxes or other assessments are delinquent. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, Grantor shall immediately pay all such taxes; provided, that, if it is unlawful for Grantor to pay such taxes, Grantor shall prepay the Indebtedness in full without penalty within sixty (60) days after demand therefor by Beneficiary.

    5.   TAX AND INSURANCE ESCROW.  [Intentionally Omitted.]

    6. ASSIGNMENT OF CONDEMNATION PROCEEDS. Immediately upon its obtaining knowledge of the institution or threatened institution of any proceeding for the condemnation of the Mortgaged Property or any portion thereof, Grantor shall notify Beneficiary of such fact. All judgments, decrees and awards or payment for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, including interest thereon, are hereby assigned in their entirety to Beneficiary, who shall apply the same first to reimbursement of all costs and expenses incurred by Beneficiary in connection with such condemnation proceeding and the balance shall be applied to the Indebtedness in such manner as it may elect; and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. If Beneficiary elects to allow a portion of the proceeds of any condemnation proceeding to be paid to Grantor for use in rebuilding, restoring or repairing the Mortgaged Property, then the disbursement of such proceeds shall be on such terms and subject to such conditions as Beneficiary may specify. Grantor shall promptly notify Beneficiary of the institution or threatened institution of any


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proceeding for the condemnation of any of the Mortgaged Property.  Beneficiary shall have the right to participate in any such condemnation proceeding.

    7. DEFENSE OF TITLE. If, while this trust is in force, the title of Trustee to the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked directly or indirectly, Grantor hereby authorizes Beneficiary, at Grantor's expense, to take all necessary and proper steps for the defense of said title, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title.

    8. COSTS AND EXPENSES. All costs and expenses incurred in performing and complying with Grantor's covenants set forth herein shall be borne solely by Grantor. If Grantor shall fail, refuse or neglect to make any payment or perform any act required herein, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to rent the Mortgaged Property for such purpose and to take all such actions and expend such sums thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. Grantor shall pay or reimburse Beneficiary against any and all such expenses and costs. To the extent not prohibited by applicable law, Grantor will pay all costs and expenses and reimburse Beneficiary for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default shall have occurred hereunder, in connection with Beneficiary's evaluating, monitoring, administering and protecting the Mortgaged Property, and creating, perfecting and realizing upon Beneficiary's security interests in and liens on the Mortgaged Property, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, fees incident to security interest, lien and other title searches and reports, escrow fees, attorneys' fees, legal expenses, court costs, auctioneer fees and expenses, other fees and expenses incurred in connection with the liquidation or sale of the Mortgaged Property and all other professional fees. Any amount to be paid hereunder by Grantor to Beneficiary, to the extent not prohibited by applicable law, shall be payable upon demand and shall bear interest from the date of expenditure until paid at the lesser of (i) the rate of interest provided in the Notes for past due installments of principal and/or interest, or (ii) the maximum nonusurious rate of interest from time to time permitted by applicable law ("Highest Lawful Rate"). At all such times, if any, that Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Texas Credit Code") establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect unless the Notes specifically provide otherwise. Grantor shall indemnify Beneficiary for any expenses incurred by Beneficiary pursuant to this paragraph, and shall indemnify Beneficiary against all losses, expenses, damage, claims and causes of action, incurred or accruing by reason of any acts performed by Beneficiary pursuant to the provisions of this paragraph. To the extent not prohibited by applicable law, the sum of all such costs and expenses incurred by Beneficiary pursuant to this paragraph and not reimbursed by Grantor shall be added to the Indebtedness and thereafter shall form a part of the same; and it shall be secured by this Deed of Trust and by subrogation to all of the rights of the person, corporation or body politic receiving such payment.


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    9.   MAINTENANCE OF PROPERTY.  [Intentionally Omitted.]

    10.  RESTRICTIONS ON TRANSFER.  [Intentionally Omitted.]

    11.  GRANTOR'S SUCCESSORS IN INTEREST.  [Intentionally Omitted.]

    12. DEFAULT AND ACCELERATION. In the event Grantor shall default in the prompt payment, when due, of the Indebtedness, or any part thereof, or fail to keep and perform any of the covenants or agreements contained herein or in any other document securing the payment of the Indebtedness, or, in the event Grantor or any person liable for the Indebtedness, or any part thereof, files a voluntary petition in bankruptcy or for corporate reorganization, makes an assignment for the benefit of any creditor, or if the Mortgaged Property or any property owned by a person liable for the Indebtedness is placed under control or in the custody of any court or receiver, or if Grantor abandons any of the Mortgaged Property, then, in any such event, Beneficiary, at Beneficiary's option, and without demand, presentment for payment, notice of nonpayment, grace, protest, notice of protest, notice of intent to accelerate the Indebtedness, notice of acceleration of the Indebtedness, or any other notice, all of which are hereby expressly waived by Grantor, may declare the entire unpaid balance and accrued interest on the Notes and any other unpaid Indebtedness immediately due and payable, whereupon it shall be so due and payable.

    13.  PREPAYMENT.  [Intentionally Omitted.]

    14. SURVIVAL OF COVENANTS AND LIENS. All of the covenants and agreements of Grantor set forth herein shall survive the execution and delivery of this Deed of Trust and shall continue in force until the Indebtedness is paid in full. Accordingly, if Grantor shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this conveyance shall become null and void and shall be released in due form, upon Grantor's written request and at Grantor's expense; otherwise, it shall remain in full force and effect. No release of this conveyance or the lien thereof shall be valid unless executed by Beneficiary.

    15. FORECLOSURE AND SALE. If an event of default hereunder shall occur, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, sell or offer for sale, in one or more sales, all or any part of the Mortgaged Property, in accordance with applicable law.

    16. SUBSTITUTE TRUSTEE. If the herein named Trustee shall die or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the herein named Trustee, Beneficiary shall have full power to appoint, at any time by written instrument, a substitute trustee, and, if necessary, several substitute trustees in succession, who shall succeed to all the estate, rights, powers and duties of Trustee named herein, and no notice of such appointment need to be given to Grantor or to any other person or filed for record in any public office. Such appointment may be executed by any authorized agent of Beneficiary; and if Beneficiary be a corporation and such appointment be


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executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts that the Trustee, or his successor or successors in this trust, shall lawfully do by virtue hereof.

    17.  PURCHASER'S RIGHT TO DISAFFIRM.  [Intentionally Omitted.]

    18. BENEFICIARY AS PURCHASER. Beneficiary may bid and being the highest bidder therefor, become the purchaser of any and all Mortgaged Property offered for sale at any trustee's or foreclosure sale hereunder and shall have the right to credit the amount of the bid upon the amount of the Indebtedness owing to Beneficiary, in lieu of cash payment.

    19.  RECOVERY OF UNMATURED INDEBTEDNESS.  [Intentionally Omitted.]

    20.  RIGHTS OF BENEFICIARY UPON DEFAULT.  In the event of default by
Grantor in the performance of one or more of its covenants and agreements as set forth herein, then Beneficiary may, at its option, enter upon and take exclusive possession of the Mortgaged Property and thereafter manage, use, lease and otherwise operate same in such manner and by and through such persons, objects or employees as it may deem proper and necessary. Beneficiary shall be likewise entitled to possession of all books and records of Grantor that relate to the Mortgaged Property. The rights of Beneficiary under this paragraph may be enforced through an action for forcible entry and detainer or any other means authorized by law. Any and all rents or other issues or profits received by Beneficiary shall be accounted for in the manner provided for in the opening provisions of this Deed of Trust. Grantor hereby indemnifies and holds Beneficiary harmless from and against any and all liability, loss, cost, damage or expense which Beneficiary may incur under or by reason of this paragraph or for any action taken by Beneficiary hereunder.

    21.  ELECTION TO DISCONTINUE REMEDY.  [Intentionally Omitted.]

    22.  RELEASE OR RENEWAL OF LIENS.  [Intentionally Omitted.]

    23. MAXIMUM INTEREST. The invalidity, or unenforceability in particular circumstances, of any provisions of this Deed of Trust shall not extend beyond such provision in such circumstances and no other provision of this Deed of Trust shall be affected thereby. It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in the Notes or any instrument evidencing the Indebtedness, or in this Deed of Trust or any of the documents or instruments securing payment of the Indebtedness or otherwise relating thereto, in no event shall the Notes or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess interest is contracted for, charged or received, under the Notes or any instrument evidencing the Indebtedness, or under this Deed of Trust or under the terms of any of the other documents securing payment of the Indebtedness or otherwise relating thereto, or in the event the maturity of any of the Indebtedness is


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accelerated in whole or in part, or in the event that all or part of the principal or interest of the Indebtedness shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, charged or received under the Notes or any instruments evidencing the Indebtedness, or under this Deed of Trust or under any of the instruments securing payment of the Indebtedness or otherwise relating thereto, shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Grantor nor any other person or entity now or hereafter liable for the payment of the Notes or any instrument evidencing the Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount of the Indebtedness or refunded to Grantor, at the holder's option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes, or any instrument evidencing the Indebtedness, or under this Deed of Trust or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Notes or the instruments evidencing the Indebtedness, all interest at any time contracted for, charged or received from Grantor or otherwise by the holder or holders hereof in connection with such loans.

    24. WAIVER OF MARSHALLING AND CERTAIN RIGHTS. To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshalling of assets, the administration of estates of decedents, or other matters to defeat, reduce or affect (a) the right of Beneficiary to sell all or any part of the Mortgaged Property for the collection of the Indebtedness (without any prior or different resort for collection), or (b) the right of Beneficiary to the payment of the Indebtedness out of the proceeds of the sale of all or any part of the Mortgaged Property in preference to every other person and claimant.

    25.  WAIVERS.  [Intentionally Omitted.]

    26.  TERMINABLE TENANCY UPON FORECLOSURE.  [Intentionally Omitted.]

    27.  APPLICATION OF PAYMENTS ON INDEBTEDNESS.  [Intentionally Omitted.]

    28.  APPOINTMENT OF RECEIVER.  [Intentionally Omitted.]

    29.  SUBROGATION.  [Intentionally Omitted.]


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    30.  SECURITY AGREEMENT.

         (a) SECURITY INTEREST. This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Uniform Commercial Code (the "Code"), and Grantor grants to Beneficiary a security interest in such portion of the Mortgaged Property.
In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest, and Grantor shall bear all costs thereof, including all state and county UCC record searches reasonably required by Beneficiary. If Beneficiary should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days' written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the Code. Beneficiary and Grantor agree that a carbon, photographic or other reproduction of this Deed of Trust is sufficient as a financing statement.

         (b) NOTICE OF CHANGES. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure, and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property described or referred to herein.

         (c) FIXTURES. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the land described herein, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this Deed of Trust may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Grantor, as debtor, is as stated above.

    31.  INCOME AND EXPENSE STATEMENTS.  [Intentionally Omitted.]

    32. BENEFICIARY'S CONSENT. In any instance hereunder where Beneficiary's prior approval or consent is required to be obtained by Grantor, or Beneficiary's judgment is required to be exercised as to any matter, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason and to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary's judgment.


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    33.  NOTICES.  All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or
(ii) delivered in person to the address of the intended addressee, or (iii) by prepaid telegram. Notice by mail shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, except as otherwise set forth in Paragraph (15) above when notice is effective upon deposit in the United States mail. Notice given in any other manner shall be effective only if and when received at the address of the addressee. For purposes of notice, the addresses of the parties shall be as set forth in the opening recitals hereinabove; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

    34. FURTHER DOCUMENTATION. Grantor agrees that Grantor shall execute and deliver such other and further documents and do and perform such other acts as may be reasonably necessary and proper to carry out the intention of the parties as herein expressed and to effect the purposes of this Deed of Trust. Without limitation of the foregoing, Grantor agrees to execute and deliver such documents as may be necessary to cause the liens and security interests granted hereby to cover and apply to any property placed in, on or about the Mortgaged Property in addition to, or as replacement or substitute for any of the Mortgaged Property.

    35. BINDING ON SUCCESSORS. The covenants herein contained shall inure to the benefit of Beneficiary and Trustee, their successors and assigns, and shall be binding upon the successors and assigns of Grantor, but nothing in this paragraph shall constitute an authorization for Grantor to sell or in any way dispose of the Mortgaged Property or any part thereof if otherwise prohibited by any of the terms hereof.

    36. DEFINITIONS. Wherever used in this Deed of Trust, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the words "Deed of Trust" shall mean "this Deed of Trust, Security Agreement and Financing Statement and any supplement or supplements hereto"; the word "Grantor" shall mean "Grantor, its successors and assigns, and/or any subsequent owner or owners of the Mortgaged Property"; the word "Beneficiary" shall mean "Beneficiary or any subsequent lawful holder or holders of the Notes or other indebtedness secured hereby"; the word "Notes" shall mean the "Notes secured by this Deed of Trust and any renewals, extensions, rearrangements and enlargements thereof"; the word "person" shall mean "an individual, corporation, trust, partnership or unincorporated association"; and the pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

    37. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    EXECUTED this 20th day of January, 1997.

                                  GRANTOR:


                                  MOBLEY COMPANY, INC.


                                  By:  /s/ W. Christopher Chisholm
                                     -----------------------------------------
                                       W. Christopher Chisholm
                                       Secretary-Treasurer

STATE  OF  TEXAS        Section
                        Section
COUNTY OF HARRIS        Section

    Before me, the undersigned authority, on this day personally appeared W. CHRISTOPHER CHISHOLM, Secretary-Treasurer of MOBLEY COMPANY, INC., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

    Given under my hand and seal of office this 20th day of January, 1997.



                                  ------------------------------------------
                                  Notary Public in and for
                                  the State  of  T E X A S

                                     EXHIBIT "A"

TRACT NO. 1 - 15.9975 ACRES GROSS - 15.4511 ACRES NET

BEGINNING at a 1/2 inch iron rod set for the Northeast corner of this tract of land and an interior corner of a 60 foot easement conveyed to Houston Lighting and Power Company by United States Steel Corporation by deed recorded in Volume 377 at Page 50 of the Deed Records of Chambers County, Texas. This BEGINNING corner has a State Plane Coordinate Value of Y = 708,006.93 and
X = 3,297,591.02.

THENCE South with the East line of this tract and the West line of said 60 foot right of way a distance of 948.28 feet to a 1/2 inch iron rod set for the Southeast corner of this tract and for the Northeast corner of a 100 foot access easement.

THENCE West with the South line of this tract and the North line of said access easement, at 722.46 feet set a 1/2 inch iron rod in the East line of the Vintage Petroleum, Inc. 50 foot pipeline right of way, in all a total distance of 747.48 feet to a 1/2 inch iron rod set for the Southwest corner of this tract of land in the centerline of said 50 foot easement.

THENCE North 01 deg 31 min 30 sec East with the West line of this tract and the centerline of said 50 foot easement a distance of 948.61 feet of a 1/2 inch iron rod set for the Northwest corner of this tract of land in the South line of said 60 foot easement.

THENCE East with the North line of this tract and the South line of said 60 foot easement, at 25.00 feet set a 1/2 inch iron rod in the East line of said 50 foot easement, in all a total distance of 722.24 feet to the PLACE OF BEGINNING, containing within said boundaries 15.995 acres of land.

TRACT NO. 2 - 13.1569 ACRES GROSS - 12.8374 ACRES NET

BEGINNING at a 1/2 inch iron rod set for the Southeast corner of this tract of land in the North line of an 80 foot easement conveyed to Houston Lighting and Power Company by United States Steel Corporation by instrument recorded in Volume 307 at Page 332 of the Deed Records of Chambers County, Texas. From this point the Northeast corner of said 80 foot easement bears East 160.00 feet and the Northeast corner of the above described Tract No. 1 bears South 160.00 feet. This BEGINNING corner has a State Plane Coordinate Value of Y = 708,166.92 and X = 3,297,591.02.

THENCE West with the South line of this tract and the North line of said 80 foot easement, at 691.26 feet set a 1/2 inch iron rod in the East right of way line of the Vintage Petroleum, Inc. 50 foot pipeline right of way, in all a total distance of 716.28 feet to a 1/2 inch iron rod set for the Southwest corner of this tract of land in the centerline of said 50 foot right of way.

THENCE North 02 deg 05 min 49 sec East with the West line of this tract and the centerline of said 50 foot easement a distance of 546.89 feet to a 1/2 inch iron rod set for the Northwest corner of this tract of land in the South right of way line of the United States Steel 80 Foot Railroad Reserve.

THENCE North 52 deg 20 min 00 sec East with the North line of this tract and the South line of said Railroad Reserve, at 32.56 feet set a 1/2 inch iron rod in the East right of way line of said 50 foot pipeline easement, in all a total distance of 879.59 feet to a 1/2 inch iron rod set for the Northeast corner of this tract of land.

THENCE South with the East line of this tract a distance of 1084.02 feet to the PLACE OF BEGINNING, containing within said boundaries 13.1569 acres of land.


                                         A-2